OFFICE LEASE AGREEMENT

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                            FBR CAPITAL CORPORATION,
                                  D/B/A VITRIX

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                              51 West Third Street
                              Tempe, Arizona 85281
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Article 1.   Summary and definition of certain lease provisions and exhibits  1

Article 2.   Premises; right to use common areas............................  4

Article 3.   Term...........................................................  5

Article 4.   Minimum monthly rent...........................................  5

Article 5.   Additional rent; expense stop..................................  5

Article 6.   Parking........................................................  9

Article 7.   Rent Tax and Personal Property Taxes...........................  9

Article 8.   Payment of rent; late charges..................................  9

Article 9.   Security Deposit............................................... 10

Article 10.  condition of the premises...................................... 11

Article 11.  Tenant improvements and alterations............................ 11

Article 12.  Fixtures; personal property; and surrender of premises......... 12

Article 13.  Liens.......................................................... 13

Article 14.  Use of Premises; rules and regulations......................... 14

Article 15.  rights reserved by landlord.................................... 15

Article 16.  Quiet Enjoyment................................................ 16

Article 17.  Maintenance and Repair......................................... 17

Article 18.  Utilities and janitorial services.............................. 18

Article 19.  Entry and Inspection........................................... 19

Article 20.  Tenant's insurance and indemnification of landlord............. 19

Article 21.  Landlord's insurance........................................... 22

Article 22.  Damage and destruction of premises............................. 23

Article 23.  Eminent Domain................................................. 25

Article 24.  Assignment and Subletting...................................... 25

Article 25.  Sale of Premises by Landlord................................... 27

Article 26.  Subordination; recognition and attornment...................... 28

Article 27.  Landlord's default and right to cure........................... 28

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Article 28.  Estoppel Certificates.......................................... 29

Article 29.  Tenant's default and landlord's remedies....................... 29

Article 30.  Tenant's recourse.............................................. 32

Article 31.  Holding over................................................... 32

Article 32.  General provisions............................................. 32

Article 33.  Notices........................................................ 34

Article 34.  Broker's commissions........................................... 35


Addendum to Office Lease Agreement

EXHIBIT A    Floor Plan of the Building indicating Premises
EXHIBIT B    Rules and Regulations
EXHIBIT C    Lease Guarantee (Intentionally Omitted)
EXHIBIT D    Tenant Improvement Work Letter
EXHIBIT E    Parking
EXHIBIT F    Confirmation of Commencement Date
RIDER 1      Renewal Option
RIDER 2      Landlord Concessions
RIDER 3      Expansion Right
RIDER 4      Janitorial Cleaning Services

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                             OFFICE LEASE AGREEMENT

                     FBR CAPITAL CORPORATION, d/b/a Vitrix,
                              a Nevada corporation

                                  Hayden Square

     THIS OFFICE LEASE AGREEMENT, dated September 5th, 1999, is made and entered into by LAFP PHOENIX, INC. a California corporation (the "Landlord"), and FBR CAPITAL CORPORATION, d/b/a Vitrix, a Nevada corporation, (the "Tenant"). In consideration of the mutual promises and representations set forth in this Lease, the Landlord and Tenant agree as follows: y

                                   ARTICLE 1.

                        SUMMARY AND DEFINITION OF CERTAIN
                          LEASE PROVISIONS AND EXHIBITS

     1.1 The following terms and provisions of this Lease, as amplified and modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

          (a) Landlord:                       LAFP PHOENIX, INC.

          (b) Address of Landlord             Lowe Enterprises Commercial Group
              for Notices:                    11209 N. Tatum Boulevard
                                              Suite B-208
                                              Phoenix, Arizona  85028
                                              Attention:  Kent D. Merselis

              with a copy to:                 Lowe Enterprises Investment
                                                Management, Inc.
                                              145 S. State College Blvd., #145
                                              Brea, California  92821
                                              Attention:  Lynda Cook

          (c) Tenant:                         FBR CAPITAL CORPORATION,
                                              d/b/a Vitrix

          (d) Address of Tenant for Notices:  Before Commencement Date:
                                              20 East University, Suite 304
                                              Tempe, Arizona 85281

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                                              From and after Commencement Date:
                                              51 West Third Street, Suite 310
                                              Tempe, Arizona 85281

          (e) Lease Term: Five (5) years plus the remainder of any partial calendar month in which the Lease Term commences, beginning on the Commencement Date and ending on the Expiration Date.

          (f) Commencement Date:  December 1, 1999 (subject to delay per Exhibit
D) (see Article 3).

          (g) Expiration  Date:  November 30, 2004 (subject to delay per Exhibit
D) (see Article 3).

          (h) Building: The office buildings known as Hayden Square located at 310, 350, 404 and 410 S. Mill Avenue and 51 W. Third Street, Tempe, Arizona 85281 (the "Building"), containing approximately 106,449 rentable square feet.

          (i) Premises: Suite 310 on the third floor of the Building as shown on Exhibit A, containing approximately 5,651 rentable square feet which includes approximately 5,046 usable square feet. All references to "rentable" or "useable" square feet, footage or area, shall be deemed measured, as the case may be, in accordance with American National Standard Z65.1-1996, as published by BOMA International. Landlord has the right to measure the Premises following delivery of the Premises to Tenant. If the number of rentable square feet in the Premises, based on the aforementioned BOMA standards is more or less than stated herein, the Minimum Monthly Rent set forth in Section 1.1(j) and Tenant's Pro Rata Share set forth in Section 1.1(k) shall be adjusted by Landlord to conform to the actual rentable square feet.

          (j) Minimum Monthly Rent: Subject to completion of the Tenant Improvements by Landlord, rent shall be payable commencing on December 1, 1999 and on the first day of each month thereafter until November 30, 2004 (see
Article 4) according to the following schedule:

          Equal monthly installments of $10,477.90 for the first through twelfth months of the Lease Term (rental rate of $22.25 FSG per rentable square foot);

          Equal monthly installments of $10,948.81 for the thirteenth through twenty fourth months of the Lease Term (rental rate of $23.25 FSG per rentable square foot); and

          Equal monthly installments of $11,302.00 for the twenty-fifth through thirty-sixth months of the Lease Term (rental rate of $24.00 FSG per rentable square foot).

          Equal monthly installments of $11,772.92 for the thirty-seventh through forty-eighth months of the Lease Term (rental rate of $25.00 FSG per rentable square foot); and

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          Equal monthly  installments of $12,126.10 for the forty-ninth  through sixtieth months of the Lease Term (rental rate of $25.75 per rentable square foot).

          (k) Tenant's Pro Rata Share: Approximately 5.3% (see Article 5). The actual amount of Tenant's Pro Rata Share shall be determined after the Commencement Date, and may be adjusted from time to time thereafter, based upon the actual amount of rentable square feet in the Building and the Premises. Upon any expansion of the Premises, Tenant's Pro Rata Share shall be increased to reflect the inclusion of the additional square feet comprising the expanded Premises. Tenant's Pro Rata Share shall be the percentage calculated as follows: the rentable square feet comprising the Premises divided by the total number of rentable square feet in the Building provided, however, that during any period in which any portion of the Building is unusable as a result of casualty or condemnation, the rentable square footage of the Building shall be deemed to be the rentable square footage of the Building immediately prior to such casualty or condemnation.

          (l) Expense Stop: The Operating Costs for the Building for Operating Year 1999 (the "Base Year"), computed based on the Building being 95% leased and occupied. (see Section 5.2).

          (m) Security Deposit: $12,126.10 (see Article 9).

          (n) Building Hours: Monday through Friday 7 a.m. to 6 p.m.
                              Saturday 8 a.m. to 12 Noon
                              Excluding Sundays and legal holidays.
                              After Hours usage of HVAC shall be billed at the rate of $8.00 per hour.
                              Notwithstanding any provision of this Lease to the contrary, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

          (o) Parking: (see Article 6).

          (p) Tenant Improvement Allowance: See Exhibit D.

          (q) Tenant Improvements: See Exhibit D.

          (r) Broker(s): Grubb & Ellis ("Landlord's Broker") shall be entitled to receive a brokerage commission in connection with this Lease. The amount of such commission and other matters are addressed in a separate written agreement. The brokerage commission shall be paid solely by Landlord.

     1.2 The following addenda, exhibits (the "Exhibits"), and riders (the "Riders") are attached hereto and incorporated herein by this reference:

     Addendum to Office Lease Agreement (the "Addendum"), dated of even date herewith, consisting of 1 page.

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          EXHIBIT A  Floor Plan of the Building indicating Premises
          EXHIBIT B  Rules and Regulations
          EXHIBIT C  Lease Guarantee (Intentionally Omitted)
          EXHIBIT D  Tenant Improvement Work Letter
          EXHIBIT E  Parking
          EXHIBIT F  Confirmation of Commencement Date
          RIDER 1    Renewal Option
          RIDER 2    Landlord Concessions
          RIDER 3    Expansion Right
          RIDER 4    Janitorial Cleaning Services

     1.3 The Office Lease Agreement, the Addendum, the Exhibits, the Riders and any schedules are collectively referred to herein as the "Lease."

                                   ARTICLE 2.

                       PREMISES; RIGHT TO USE COMMON AREAS

     2.1 Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the rents, terms, conditions, covenants, and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, ground leases, easements, restrictions, covenants and other matters of record, the Rules and Regulations described in Section 14.2 and the Parking Rules and Regulations described in Exhibit E.

     Tenant and Tenant's agents, contractors, customers, directors, employees, invitees, officers, and patrons (collectively, the "Tenant's Permittees") have a non-exclusive privilege and license to use, during the Lease Term, the Common Areas in common with all other tenants, occupants, and authorized users thereof and their respective permittees. For purposes of this Lease, (a) "Land" consists of the parcel of land containing the Building and (b) "Common Areas" consist of those areas within the Building and Land not leased to any tenant and which are intended by Landlord to be available for the use, benefit, and enjoyment of all occupants of the Building. While the Automobile Parking Area described in
Article 6 and Exhibit E is partially located within the Land, it is subject to use by multiple parties as provided therein and is therefore not a "Common Area".

     2.2 As used in this Lease, "Interior Common Facilities" means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis.

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                                   ARTICLE 3.

                                      TERM

     3.1 The Lease Term, the Commencement Date and the Expiration Date are as set forth in Article 1. Even though the Lease Term does not commence until the Commencement Date, this Lease shall be in full force and effect as a binding obligation of the parties from and after the date of this Lease.

                                   ARTICLE 4.

                              MINIMUM MONTHLY RENT

     4.1 Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, for the use and occupancy of the Premises, the Minimum Monthly Rent, payable in advance on the first day of each and every calendar month during the Lease Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month (if applicable) shall be prorated on a per diem basis (based on a 30-day month) and be paid to Landlord within five (5) days after the Commencement Date. Tenant's obligation to pay the Minimum Monthly Rent and the Additional Rent are independent of any other term, covenant, condition, or provision herein contained. Minimum Monthly Rent, and Additional Rent as defined in Article 5 may be referred to collectively as "Rent".

                                   ARTICLE 5.

                          ADDITIONAL RENT; EXPENSE STOP

     5.1  Commencing  with the calendar  year after the Base Year,  Tenant shall pay, as "Additional Rent," Tenant's Pro Rata Share of Operating Costs during each Operating Year of the Lease Term, less the Expense Stop. Tenant's Pro Rata Share of Operating Costs shall be the percentage set forth in Section 1.1(k) of the Operating Costs (as defined in Section 5.4) for the applicable Operating Year (as defined in Section 5.4(c)), and shall be calculated on the basis of the number of rentable square feet included in the Premises. If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and Tenant's Pro Rata Share thereof shall be prorated appropriately.

     5.2 The Minimum Monthly Rent includes an amount equal to one-twelfth (1/12) of the Expense Stop. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Tenant's Pro Rata Share of Operating Costs for the next succeeding Operating Year. If the estimate of Tenant's Pro Rata Share of the Operating Costs exceeds the Expense Stop, Tenant shall pay Landlord, in addition to and concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one-twelfth (1/12) of the amount by which Landlord's estimate of Tenant's Pro Rata Share of Operating Costs exceeds the Expense Stop. Landlord may provide Tenant with a revised estimate of Tenant's Pro Rata Share of Operating Costs for the current Operating Year and adjust the required monthly payment to reflect the revised estimate.

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     5.3 Within ninety (90) days after the end of each Operating Year,  Landlord shall provide Tenant with a statement showing the actual Operating Costs for the preceding Operating Year and any adjustments to be made as a result thereof. If Tenant's Pro Rata Share of the actual Operating Costs paid or incurred by Landlord during such Operating Year (less the Expense Stop) exceeds the estimates of Operating Costs paid by Tenant during the same Operating Year, Tenant shall remit the excess at the time the next succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the Lease Term has expired or been terminated). If Tenant's Pro Rata Share of the actual Operating Costs paid or incurred by Landlord during such Operating Year is less than the estimated amounts paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant or credit amounts due from Tenant if the Lease Term has expired or been terminated), provided, however, if such excess amounts exceed the amount to be paid by Tenant over a three (3) month period, Landlord shall refund such excess to Tenant within thirty (30) days. In no event shall the Minimum Monthly Rent be reduced below that set forth in Section 1.1(j).

     5.4 As used herein:

          (a) "Operating Costs" means and includes:

               (1) Those expenses paid or incurred by Landlord (whether directly or through independent contractors) for managing, maintaining, operating, and repairing the Building, the Common Areas and the Land, and the personal property used in conjunction therewith, including, but not limited to, the cost of utilities, (including, but not limited to, steam, electricity, water, sewer, gas, and other utility charges); services, supplies, repairs, and replacements, or other expenses for managing, maintaining, operating, or repairing the Building, the Common Areas and the Land (including, but not limited to, any structural repairs and replacements, provided, however, that any such costs shall be amortized with interest over the useful life of the alteration or improvement in accordance with generally accepted accounting principles); costs (including interest) associated with any financing incurred in connection with repairing, replacing or maintaining the Building or other capital repair items amortized in accordance with generally accepted accounting principles; insurance (including, without limitation, the coverage described in Article 21, and all other coverage obtained by Landlord as set forth in this Lease, whether by separate policy, inclusion in a blanket policy, or self insurance, in which case the reasonable value of self insurance shall be included in Operating Costs), amortization (over the reasonable life of the item) of the cost of installation of capital investment items which are installed primarily for the purpose of reducing Operating Costs or which may be required by any governmental authority); trash and rubbish removal; janitorial services; compensation (including employment taxes, similar government charges, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement, or other fringe benefits and any other expense imposed on Landlord or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees) of all persons who perform duties in connection with the operation, maintenance, management, and repair of the Building, the Common Areas, and the Land; all costs of uniforms, supplies, and materials used in connection with the operation and maintenance of the Premises, the Building, the Common Areas, and the Land (excluding persons above the level of property manager); reasonable attorney fees and costs (including, but not limited to, fees and costs in connection with the appeal or contest of real

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estate or other  taxes or levies),  management  fees,  and legal and  accounting expenses as may be ordinarily incurred in the operation and maintenance of an office building; Landlord's Parking User Expenses for the Building (as defined in EXHIBIT E); and any other expense or charge whether or not hereinabove described which, in accordance with consistently applied generally accepted accounting and management principles would be considered an expense of managing, maintaining, operating, or repairing the Building, the Common Areas and the Land; and

               (2) All impositions, taxes, assessments (special or otherwise), and other governmental levies and charges of any and every kind, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed, upon or with respect to the ownership of, or other taxable interest attributable to, the Building, the Common Areas, the Land, and any improvements, fixtures, equipment, and other property of Landlord, real or personal, located in, or used in connection with, the operation of the Building, the Common Areas, and the Land and any tax which shall be imposed on any interest or excise in addition to or in lieu of the foregoing real or personal property taxes. Notwithstanding anything to the contrary contained in this Section 5.4(a), in the event the Building is not occupied to the extent of 95% of its rentable square footage during any Operating Year, an adjustment shall be made by Landlord in calculating the Operating Costs for such Operating Year so that the Operating Costs shall be adjusted to the amount that would have been incurred had the Building been occupied to a level of 95% occupancy during such Operating Year. If Landlord shall obtain any abatement, refund or rebate of any real property taxes, Landlord shall promptly forward to Tenant its pro rata share of such abatement, refund or rebate less Tenant's pro rata share of the costs and the fees incurred by Landlord in obtaining such abatement, refund or rebate.

          (b) Operating Costs do not include (a) depreciation (except as provided in Section 5.4(a)(1)); (b) interest on and amortization of debts (except as provided in Section 5.4(a)(1)); (c) leasehold improvements located in the premises leased by other tenants of the Building, including redecorating made for other tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Property; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles (except as provided in Section 5.4(a)(1)); (g) the cost of any item included in Operating Costs under Section 5.4(a)(1) above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Building or any other party; (h) income, estate, and inheritance taxes levied against Landlord, (i) the cost of performing special services (including decorative painting of premises leased by other tenants of the Building) furnished to other tenants and not furnished to Tenant or costs in providing a materially greater level or amount of services to other tenants than furnished to Tenant; (j) amounts paid for legal, arbitration, accounting, brokerage or other professional services in connection with the leasing of space or in connection with disputes with tenants, former tenants or other occupants of the Building; (k) the amount by which any expense paid to a related corporation, entity or person is in excess of the amount which would be paid in the absence of such relationship; (l) any rent or other charges payable under any ground lease or other lease superior to the Lease; (m) the amount by which marketing or advertising costs substantially exceed usual and customary costs for similar buildings located in the Phoenix, Arizona metropolitan area; (n) Insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance, but only to

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the extent  Landlord does not recover such increases  from such tenant;  (o) any costs, fines or penalties due to Landlord's violation of any governmental rule or authority (except for expenses incurred in connection with minor repairs or modifications to the Building to conform to the requirements of applicable law);
(p) all costs and expenses associated with the removal and clean up of Hazardous Materials caused directly and exclusively by Landlord; (q) the cost of repair or other work (including rebuilding) occasioned by casualty or condemnation; (r) landlord's financing costs; (s) costs and expenses for sculptures, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of such works of art; (t) costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, to the extent not amortized over the reasonably anticipated useful life of such item;
(u) contributions to charitable organizations; (v) costs incurred in removing the property of former tenants or occupants of the Building; or (w) costs incurred as a result of any so-called "Y2K" problems.

          (c) "Operating Year" means a year beginning January 1 and ending December 31.

     5.5 The determination and statement of expenses shall be made by Landlord and a copy of such statements shall be made available to Tenant upon demand, not more frequently than annually.

     5.6 Notwithstanding anything in this Lease to the contrary, no failure by Landlord to give notices or statements of Operating Costs within the time specified, and no grant of "free rent" or fee concessions, shall waive Landlord's right to require payment (or to recover underpayments) by Tenant of Tenant's Pro Rata Share of Operating Costs in excess of the Expense Stop. Notwithstanding the preceding sentence, if (a) Landlord has failed to furnish Tenant with a statement of Operating Costs within two (2) years after the date such statement is due and (b) Tenant has provided written notice to Landlord of such failure, and (c) Landlord has failed to provide such statement within ten
(10) business days after receipt of such notice, then Landlord shall be deemed to have waived its right to require Tenant to pay excess Operating Costs per rentable square foot for the Operating Year for which Landlord has failed to provide such statement of Operating Costs. The failure by Tenant to complete the inspection permitted in Section 5.7 below within six (6) months after receipt by Tenant of a statement of Operating Costs shall be deemed a waiver of Tenant's right to require Landlord to refund to Tenant any overpayment by Tenant of Operating Costs paid pursuant to such statement.

     5.7 Landlord shall, if requested by Tenant within six (6) months after Tenant's receipt of Landlord's itemized statement of Operating Costs, furnish Tenant any and all reasonable backup information and documentation pertaining to any component Operating Costs contained in that statement. In addition, Tenant or its authorized agent shall have the right, within six (6) months after receipt of Landlord's itemized statement of Operating Costs, upon ten (10) days prior written notice to Landlord, to inspect, at Landlord's main accounting offices, Landlord's books and records regarding Operating Costs. Landlord agrees to maintain its books and records at its main accounting offices for a minimum of six (6) months following the expiration of each accounting year to which such books and records pertain. In the event that it shall be determined following Tenant's audit that Landlord has overstated Tenant's pro rata share of Operating

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Costs by four  percent  (4%) or more  during any one (1)  Operating  Year,  then
Landlord shall pay for the reasonable costs of the audit. Any refund due Tenant shall be payable in any event.

                                   ARTICLE 6.

                                     PARKING

     6.1 Landlord shall operate and maintain or cause to be maintained and operated the Automobile Parking Area (as defined in EXHIBIT E) for the benefit and use of all tenants of the Building, and their permittees. Landlord's and Tenant's rights and responsibilities with respect to the Automobile Parking Area are as set forth in EXHIBIT E.

                                   ARTICLE 7.

                      RENT TAX AND PERSONAL PROPERTY TAXES

     7.1 Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any or all amounts payable under this Lease by Tenant or the receipt thereof by Landlord (except taxes which are commonly franchise, gift, estate, inheritance, conveyance, transfer or income taxes).

     7.2 Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant. If any or all of Tenant's fixtures, furnishings, equipment, or personal property shall be assessed and taxed with Landlord's real property, Tenant shall reimburse Landlord for such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

                                   ARTICLE 8.

                          PAYMENT OF RENT; LATE CHARGES

     8.1 Tenant shall pay the Minimum Monthly Rent and all other charges herein specified to Landlord at the address set forth in Section 1.1(b) of this Lease, or to another person and at another address as Landlord from time to time designates in writing.

     8.2 Minimum Monthly Rent, Additional Rent or other charges payable by Tenant to Landlord under the terms of this Lease not received within ten (10) days after written notice that the same is past due (the "Delinquency Date") shall, automatically, and without notice, incur a one-time late charge of 5% of the delinquent amount; provided, however, Landlord shall not be required to give Tenant such notice in connection with the third failure of Tenant to pay Minimum Monthly Rent, Additional Rent or other charges when due and each subsequent occurrence during any sixty (60) month period during the Term or any renewal or extension of the Term. The parties acknowledge that this is a reasonable fee to compensate Landlord for its additional costs to process delinquencies, and is not a penalty. Further, any Minimum Monthly Rent, Additional Rent, or other charges payable by Tenant to Landlord and not paid prior to the Delinquency Date shall bear interest from the Delinquency Date at the "Delinquency Interest Rate" as that term is defined below. The term "Delinquency Interest Rate" as used in this Lease means the greater of (i) five percentage points over the interest rate publicly announced from time to time by Bank of America, Arizona (BOA), or its successor, as its prime rate and if such term is no longer utilized, the interest rate utilized by BOA, or its successor, to replace the prime rate, or
(ii) 15% per annum. Notwithstanding the above, if the Delinquency Interest Rate exceeds the maximum interest rate allowed by law, the Delinquency Rate shall be reduced to the highest rate allowed by law.

     8.3 Landlord's right to receive (and receipt of) late charges or interest for delinquent amounts shall not limit or restrict Landlord's other rights and remedies. Landlord's acceptance of partial payments of amounts due, or payments without inclusion of late charges or interest shall not be deemed to limit, restrict, or waive Landlord's right to collect the full amounts due and all accrued late charges and interest; nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as Minimum Monthly Rent or Additional Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of any unpaid or owing Minimum Monthly Rent or Additional Rent or to pursue any other remedy set forth in this Lease. Receipt of a check shall not be deemed to constitute payment unless the check is honored by the bank upon which it is drawn, and late charges and interest shall accrue from the original due date if a check is dishonored. Landlord may require that all payments be made by cashier's check. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

                                   ARTICLE 9.

                                SECURITY DEPOSIT

     9.1 Tenant shall, upon execution of this Lease, deposit with Landlord the Security Deposit, as security for the full and faithful performance of each and every term, condition, covenant, and provision of this Lease.

     9.2 If Tenant defaults in any of the terms, conditions, covenants, and provisions of this Lease, including, but not limited to, the payment of Minimum Monthly Rent, Additional Rent, or other charges, Landlord may, but need not, use, apply, or retain the whole, or any part, of the Security Deposit, not as liquidated damages, but for the payment of any Minimum Monthly Rent, Additional Rent or charge then due or for any other sum which Landlord may spend, or be required to spend, by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant, no later than five (5) calendar days following written demand, shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease, entitling Landlord to invoke any and all of its other remedies available for default hereunder. Should Tenant fully and faithfully comply with all of the terms, conditions, covenants, and provisions of this Lease, the Security Deposit, or any balance of the Security Deposit, shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease within ten (10) days after the Expiration Date and surrender of the Premises by Tenant in full compliance with this Lease. Landlord's rights regarding the Security Deposit are in addition to and do not preclude any other rights, remedies, or recoveries available to Landlord by law or pursuant to this Lease. Tenant acknowledges that the Security Deposit is not an advance payment of Minimum Monthly Rent, Additional Rent, or any other charges owing under the Lease, and is not a payment of "last month's rent." The payment by Tenant of the Security Deposit to Landlord does not constitute a payment or performance by Tenant of any sums owing pursuant to this Lease except the Security Deposit required by this
Article 9.

     9.3 Tenant agrees that, if Landlord sells or exchanges Landlord's interest in the Premises during the Lease Term, Landlord may pay, transfer, or assign the Security Deposit to any subsequent owner, and in that event Tenant does hereby agree to release Landlord from all liability for the return of the Security Deposit. Landlord shall not be required to maintain such funds in a segregated account, but may deposit such funds in any general account of Landlord, provided that such commingling in no way affects Landlord's obligations to Tenant regarding such funds hereunder. Tenant shall not be entitled to any interest on the Security Deposit.

                                  ARTICLE 10.

                            CONDITION OF THE PREMISES

     10.1 As of the Commencement Date, but subject to the terms and conditions of Exhibit "D" attached hereto, Tenant has had the opportunity fully to inspect the Premises and accepts the Premises "AS IS." Landlord makes no warranty as to the condition of the Premises. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, all work performed by Landlord in the Premises and on the floor of the Building where the Premises are located shall be in compliance with all governmental rules, orders, regulations and requirements then in effect, including the Americans With Disabilities Act. Landlord's liability under the foregoing warranty shall be limited to the repair and/or replacement, as the case may be, of defective parts and, in no event, shall Landlord be liable for special or consequential damages. In the event of a breach of the foregoing warranty, Landlord shall commence and thereafter diligently pursue to completion such corrective work as may be required for the Common Areas on the Floor of the Building where the Premises are located to comply with all governmental rules, orders, regulations and requirements then in effect, including the Americans With Disabilities Act. All such corrective work shall be performed by Landlord at its sole cost and expense and shall not be included within the Operating Costs. Tenant shall have no responsibilities with respect to compliance of the Building or the Common Areas with the Americans With Disabilities Act.

                                   ARTICLE 11.

                       TENANT IMPROVEMENTS AND ALTERATIONS

     11.1 Landlord and Tenant agree to the construction of tenant improvements in and for the Premises in accordance with the terms and conditions set forth in Exhibit D (the "Tenant Improvements").

     11.2  Following  the  completion  of the Tenant  Improvements  described in
Section 11.1, Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Premises at Tenant's expense, provided, however, that Tenant shall not be permitted to do any structural work or work that affects the structural integrity of the Building; and further provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the proposed work, by submitting to Landlord for Landlord's approval (a) complete plans and specifications for the proposed work (which consent shall not be unreasonably withheld, conditioned or delayed); (b) the proposed architect and/or contractor(s) for such alterations and/or improvements; (c) the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials; and (d) evidence of Tenant's financial ability to complete the construction. Such submissions to Landlord shall be made at least ten (10) days prior to the commencement of any construction in the Premises. Landlord may require that the work be done by Landlord's own employees, its construction contractors, or under Landlord's direction, but at the expense of Tenant; and Landlord may, as a condition to consenting to such work, require that Tenant provide financial security adequate in Landlord's judgment so that the improvements or other alterations to the Premises will be completed in a good, workmanlike and lien free manner. Landlord may also require that any work done to the interior of the Premises be subject to the supervision of Landlord or its designee. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of improvements in a first-class, Class A, institutional grade office building. All such improvements shall be the property of Landlord. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount reasonably approved by Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.

                                   ARTICLE 12.

             FIXTURES; PERSONAL PROPERTY; AND SURRENDER OF PREMISES

     12.1 All trade fixtures installed by Tenant and movable furniture that is not permanently affixed to the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date or the earlier termination of (a) the Lease Term or (b) Tenant's right to possession provided that Tenant is not in default hereunder at the time of the proposed removal and further provided that there is no Minimum Monthly Rent, Additional Rent or other charges then due but unpaid hereunder. Tenant shall promptly repair, at its own expense, any damage resulting from such removal. If Tenant intentionally fails to remove its personal property, trade fixtures, and moveable furniture upon the Expiration Date or the earlier termination of the Lease Term or Tenant's right to possession, the same shall be deemed abandoned and shall become the property of Landlord. Notwithstanding the foregoing, at any time during the Lease Term or thereafter Landlord may require Tenant to remove any personal property placed in the Premises by Tenant or by others at Tenant's direction or with Tenant's actual or implied consent, if the same is inherently dangerous, illegal, or actually or potentially an environmental hazard, and repair any damage caused thereby.

     12.2 All cabinetry, built-in appliances, wall coverings, floor coverings, window coverings, electrical and plumbing fixtures and conduits, lighting, and other special fixtures that may be placed upon, installed in, or attached to the Premises by Tenant shall, at the Expiration Date or earlier termination of this Lease for any reason, be the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation, or injury unless Landlord, at the time it gives approval for the installation of such items, notifies Tenant that such items shall be required to be removed, in which case Tenant shall remove the same prior to the Expiration Date or earlier termination of the Lease Term and repair any damage caused thereby.

     12.3 At the Expiration Date or upon the earlier termination of the Lease Term or Tenant's right to possession, Tenant shall surrender the Premises in good order and condition, reasonable wear and tear and casualty damage excepted, and shall deliver all keys to Landlord. Tenant shall further surrender to Landlord any Automobile Parking Areas cards issued under Article 6.

                                   ARTICLE 13.

                                      LIENS

     Except for work performed by Landlord on Tenant's behalf, Tenant shall keep the Premises, the Building and the Land free from any liens arising out of work performed, material furnished, or obligations incurred due to Tenant's actions, the actions of Tenant's employees, agents or contractors or the failure of Tenant to comply with any law excluding, however, security interests in Tenant's personal property subordinate to Landlord's lien rights. In the event any such lien does attach against the Premises, the Building, or the Land, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien. Tenant shall pay Landlord upon demand all costs or expenses (including reasonable attorney's fees and costs, whether or not suit be instituted) incurred by Landlord by reason of attachment or discharge of such lien and shall indemnify, defend and hold Landlord harmless for, from and against any and all liability, claims, or losses arising out of attachment of such lien.

                                   ARTICLE 14.

                     USE OF PREMISES; RULES AND REGULATIONS

     14.1 Without the prior approval of Landlord, Tenant shall not use the Premises for any use other than for general business office purposes.

     14.2 Tenant agrees to:

          (a) Comply with all statutes, ordinances, rules, regulations, and orders of all municipal, state, and federal authorities now in force or which may hereafter be in force pertaining to the use of the Premises. Tenant shall not use or permit the Premises to be used in whole or in part for any purpose or use in violation of any of the laws, ordinances, regulations, or rules of any public authority at any time applicable thereto;

          (b) Keep the Premises in a neat, sanitary, and orderly condition, free of debris, and shall not deposit or allow Tenant's Permittees to deposit trash, waste, or debris within Common Areas except within designated areas;

          (c) Not commit, or allow Tenant's Permittees to commit, any waste upon the Premises, Building, Common Areas or Land;

          (d) Not engage, or allow Tenant's Permittees to engage, in any activity which will increase the existing premium rate of insurance on the Premises, Building or Building Common Areas or cause a cancellation of any insurance policy or permit to remain in or about any such area any article that may be prohibited by standard form fire insurance policies;

          (e) Not use, or allow Tenant's Permittees to use, the Premises, Building or Common Areas for or carry on or permit any offensive, noisy, or dangerous trade, business, manufacture, or occupation, or any nuisance or anything against public policy, or interfere with the business of or disturb the quiet enjoyment of any other tenant in the Building or Project;

          (f) Not use the exterior of the roof or walls of the Premises or the Building for any purpose or allow Tenant's Permittees to do so;

          (g) Not display anything in any windows unless and until Landlord has consented thereto;

          (h) Not use or allow Tenant's Permittees to use the Common Areas for purposes other than the purposes intended for such areas; and

          (i) Faithfully observe and comply (and cause Tenant's Permittees to observe and comply) with the Rules and Regulations printed on Exhibit B to this Lease (the "Rules and Regulations"), the Parking Rules and Regulations described in Article 6, and all reasonable and non-discriminatory modifications of and additions thereto that are applied in a commercially reasonable manner.

          (j) Neither Landlord nor Tenant shall use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, or the Land, or transport to or from the Premises, the Building or the Land, any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq., as amended by Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to ss. 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to the Clean Water Act (33 U.S.C. ss.
1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" in Arizona Revised Statutes ss. 36-3501(16).

     14.3 Tenant shall be solely responsible for, and shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, agents, successors, and assigns for, from and against, any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to Tenant's and Tenant's Permittees' use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building or the Land, including without limitation: (a) all foreseeable consequential damages; (b) the costs of any required or necessary repairs, cleanup or detoxification of the Premises, the Building, the Land, or the Project, and the preparation and implementation of any closure, remedial, or other required plans; and (c) all reasonable costs and expenses incurred by Landlord in connection with clauses (a) and (b) of this Section 14.3, including but not limited to reasonable attorneys' fees. Notwithstanding the foregoing, Tenant may use in the Premises those Hazardous Materials which are customarily used for general office purposes (i.e., copier toner, liquid paper, glue, ink, and Landlord approved cleaning solvents) so long as they are used, stored, disposed of and handled in reasonably customary quantities for office use and in compliance with all applicable codes, laws, ordinances, rules, regulations, and all amendments or supplements in effect from time to time. Tenant's obligations hereunder shall survive the termination or earlier expiration of this Lease.

                                   ARTICLE 15.

                           RIGHTS RESERVED BY LANDLORD

     In addition to all other rights, Landlord has the following rights, exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of Rent:

          (a) To decorate and to make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof (except the Premises without first obtaining the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed), and, subject to obtaining Tenant's consent, for such purposes to enter upon the Premises and during the continuance of any of said work to temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the number of floors, the size, dimensions, arrangement, and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Interior Common Facilities or Common Areas, so long as the Premises are reasonably accessible and provided that Landlord uses commercially reasonable efforts to prevent any material disruption in the conduct of Tenant's business in the Premises;

          (b) To change, rearrange, add to, or subtract from the Common Areas, provided Tenant shall always have adequate access to the Premises;

          (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;

          (d) To approve the weight, size, and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building;

          (e) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord;

          (f) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after regular working hours;

                                   ARTICLE 16.

                                 QUIET ENJOYMENT

     Landlord agrees that upon Tenant's paying the Rent and keeping and performing all of the terms, conditions, covenants, and provisions of this Lease, Landlord (and no one claiming through Landlord) will do nothing that will prevent Tenant from peaceably and quietly enjoying, holding, and occupying the Premises during the Lease Term. This covenant shall not extend to any disturbance, act, or condition brought about by any other tenant or occupant in the Building and shall be subject to the rights of Landlord set forth in this Lease.

                                   ARTICLE 17.

                             MAINTENANCE AND REPAIR

     17.1 Subject to Articles 15, 22 and 23 and Tenant's obligations under Sections 17.2 and 17.3, Landlord shall maintain the Premises and Building in good and tenantable condition and repair, reasonable wear and tear excepted. Tenant waives all rights to make repairs at the expense of Landlord. Landlord's maintenance and repair costs under this Section 17.1 are deemed to be Operating Costs. The foregoing notwithstanding, Landlord shall not be liable to Tenant for failure to make repairs as required herein unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence said repairs within a reasonable time (but in no event less than thirty
(30) days) following receipt of Tenant's written notification, or such lesser period as shall be reasonable in the event of a bona fide emergency. Landlord acknowledges that the failure of the HVAC or building electrical systems shall be deemed a bona fide emergency. Landlord shall have no obligation to alter, remodel, improve, renovate, decorate, or paint the Premises at any time during the Lease Term.

     17.2 If Landlord would be required to perform any maintenance or make any repairs under Section 17.1 because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant's Permittees; or (d) Tenant's failure to perform any of Tenant's obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall reimburse Landlord the cost thereof plus a reasonable amount (not to exceed ten percent (10%) of the cost for the maintenance or repair) for Landlord's overhead (to the extent all such sums are not received by Landlord from insurance proceeds) upon receipt of a statement from Landlord. Landlord's costs under this Section 17.2 shall not be an Operating Cost for purposes of Article 5.

     17.3 Tenant agrees to:

          (a) Pay Landlord's cost of maintenance and repair, including additional costs for maintenance, repair or janitorial services that exceed the level of such services that Landlord is otherwise required to perform or provide hereunder, in connection with any special leasehold improvements. Landlord's costs under this subsection will not be deemed an Operating Cost;

          (b) Repair or, to the extent repair is not feasible, replace all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term, at Tenant's sole cost;

          (c) Indemnify, defend and hold Landlord harmless for, from and against any and all liability, obligations, claims, costs, damages, expenses, or attorneys' fees incurred or sustained as a result of any damage, injury, or destruction of the Premises, Building or Common Areas arising from the negligence or willful misconduct of Tenant or Tenant's Permittees.

     17.4 Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 22 conflict with, or are inconsistent with, the terms and provisions of this Article 17, the terms and provisions of Article 22 shall control and prevail.

                                  ARTICLE 18.

                        UTILITIES AND JANITORIAL SERVICES

     18.1 Landlord agrees to furnish to the Premises during Building Hours as defined in Article 1, and subject to the Rules and Regulations, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises and janitorial services for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building, as well as electricity suitable for the intended use of the Premises, 24 hours a day, 7 days a week, 365 days a year. If the Building includes an elevator, Landlord will use diligent efforts to provide continuous elevator service for the Building, but Landlord does not guarantee that all elevators will be operational at all times.

     18.2 As used in this Article 18, "Excess Consumption" means the consumption of electrical current (including current in excess of 120 volts), water, heat, cooling, or compressed air (if compressed air is furnished by Landlord) in excess of that which would be provided to the Premises were the Premises to be
(a) used as general office space during Building Hours; and (b) equipped only with typewriters, desk calculators, normal office computer equipment, dictation equipment, and copying machines with power requirements of 30 amperes or less. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including but without limitation thereto, duplicating machines, electronic data processing machines, punch card machines, and machines using electrical current in excess of 110 volts, which will in any way result in Excess Consumption; or connect, except through existing electrical outlets, water pipes, ducts or airpipes (if any) in the Premises, any apparatus or device for the purpose of using electric current, water, heating, cooling, or air. If Tenant shall require electric current, water, heating, cooling, or air which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Tenant agrees to pay for the cost of the Excess Consumption based on Landlord's cost, plus any additional expense incurred in installing meters or keeping account of the Excess Consumption, including (but not limited to) depreciation, accelerated depreciation and additional maintenance, at the same time as payment of the Minimum Monthly Rent is made. In lieu of the foregoing with respect to excess Consumption of heating and/or cooling, Landlord may establish and modify from time to time, a per hour charge for providing such service. Tenant further agrees to pay Landlord the costs, if any, to upgrade existing mechanical, electrical, plumbing, and air facilities, if required to provide Excess Consumption, upon receipt of a statement therefor. Excess Consumption costs will not be an Operating Cost for purposes of Article 5.

     18.3 Landlord shall not be liable for damages nor shall rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality, or any failure of a Building system supplying any such service to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease.

                                   ARTICLE 19.

                              ENTRY AND INSPECTION

     19.1 Landlord and Landlord's agents shall have the right to enter into and upon the Premises at all reasonable times upon reasonable prior written notice to Tenant except where such entry shall occur at the request of Tenant, in which event no notice shall be required, or upon notice practical under the circumstances in the event of an emergency, for the purpose of inspecting the same; performing Landlord's maintenance and repair obligations under this Lease; maintaining or making repairs, alterations, or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required; posting notices of nonliability for alterations, additions, or repairs, or of the availability of the Premises for lease or sale; or exhibiting the Premises to potential tenants and purchasers. Tenant shall permit Landlord, at any time within one hundred eighty (180) days prior to the Expiration Date, to show the Premises to prospective tenants during regular Building Hours and upon twenty-four (24) hours prior notice to Tenant.

     19.2 If Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may use a master key to enter, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.

                                   ARTICLE 20.

               TENANT'S INSURANCE AND INDEMNIFICATION OF LANDLORD

     20.1 All merchandise, furniture, and other personal property and fixtures belonging to Tenant and all persons claiming by or through Tenant shall be placed and remain on the Premises at Tenant's sole risk, unless the damage is caused by the negligence or willful misconduct of Landlord. Tenant hereby waives all claims against Landlord for loss, injury or damage to all persons and property on the Premises or the Common Areas from theft, fire, water, gas, or otherwise, including sprinkler leakage or bursting pipes, unless the damage is caused by the negligence or willful misconduct of Landlord.

     20.2 Tenant shall secure and maintain, at its own expense throughout the term of this Lease, and for the additional time periods specified below, the following minimum types and amounts of insurance, in form and with companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

          (a) WORKERS' COMPENSATION INSURANCE, the amount and scope of which shall be the GREATER of (1) the insurance currently maintained by Tenant, or (2) the amount and scope required by statute or other governing law.

          (b) EMPLOYER'S  LIABILITY INSURANCE in amounts equal to the GREATER of
(1) the insurance currently maintained by Tenant, OR (2) the following:

              Bodily Injury by accident  -  $500,000.00 each accident
              Bodily Injury by disease   -  $500,000.00 policy limit
              Bodily Injury by disease   -  $500,000.00 each employee

          (c) COMMERCIAL GENERAL LIABILITY INSURANCE on an occurrence basis, without claims-made features, with bodily injury and property damage coverage in an amount equal to the GREATER of (1) the insurance currently maintained by Tenant, or (2) $1,000,000.00 each occurrence and $2,000,000.00 in the aggregate; and such insurance shall include the following coverages:

               (1) Premises and Operations coverage with X, C, and U exclusions for explosion, collapse, and underground property damage under both premises/operations and contractual liability coverage parts deleted, if applicable;

               (2) Owners and Contractors Protective coverage;

               (3) Products and Completed Operations coverage;

               (4) Blanket Contractual coverage, including both oral and written contracts;

               (5) Personal Injury coverage;

               (6) Broad Form Property Damage coverage, including completed operations.

          (d) All Risk Property Insurance, including coverage for vandalism, malicious mischief and sprinkler leakage, insuring fixtures, glass, equipment, merchandize, inventory and personal property in, and all other contents of, the Premises, and (if any) all mechanical, plumbing, heating, ventilating, air condition, electrical, telecommunication and other equipment, systems and facilities located on the Premises. Such insurance shall be in an amount equal to 100% of the replacement value thereof from time to time (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith). The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the fixtures, glass, equipment, merchandise, inventory and personal property in and all other contents of the Premises, and

(if any) all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities so insured.

          (e) Business Income Insurance sufficient to cover, for a period of not less than one year, all rental, expense and other payment obligations of Tenant under this Lease, including, without limitation, Base Rent and adjustments thereto and Taxes, Operating Expenses, and all other costs, fees, charges, and payments which would be borne by or due from Tenant under this Lease if the Premises and Tenant's business were fully open and operating.

     20.3 All insurance policies maintained to provide the coverages required to be maintained by Tenant hereunder shall be:

          (a) Placed with insurance companies authorized to do business in the state in which the Premises are located, and with companies rated, at a minimum, "A-" by Best's Key Rating Guide;

          (b) Endorsed to provide for at least ten (10) days' advance written notice to Landlord of cancellation due to non-payment and thirty (30) days' advance written notice to Landlord of material modification or cancellation for any reason other than non-payment; and

          (c) Endorsed to stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the insurance required hereunder.

     20.4 NO ENDORSEMENT LIMITING OR EXCLUDING A REQUIRED COVERAGE IS PERMITTED.

     20.5 Tenant shall deliver to Landlord, upon execution of this Agreement, written evidence of the insurance coverages required herein. Tenant shall deliver to Landlord, no less than fifteen (15) days prior to the expiration of any required coverage, written evidence of the renewal or replacement of such coverage. Landlord's failure, at any time, to object to Tenant's failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not be deemed as a waiver of Tenant's obligations under this Section.

     20.6 Upon execution of this  Agreement,  Tenant shall provide  certificates
evidencing  the  coverages   required  herein,   including   additional  insured
endorsements as required.

     20.7 If Tenant fails to furnish and maintain the insurance required by this section, Landlord may (but is not required to) purchase such insurance on behalf of Tenant, and the Tenant shall pay the cost thereof to Landlord upon demand and shall furnish to Tenant any information needed to obtain such insurance.

     20.8 The insurance requirements in this section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord under this Lease.

     20.9 TENANT HEREBY  AGREES TO  INDEMNIFY,  DEFEND AND HOLD LANDLORD AND ANY
SUBSIDIARY, PARENT OR AFFILIATE CORPORATIONS OF LANDLORD AND ALL OF THEIR DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES (COLLECTIVELY, "INDEMNITEES") HARMLESS FOR, FROM, AND AGAINST ALL LOSSES, CLAIMS, LIABILITIES, INJURIES, COSTS AND EXPENSES, THAT ANY INDEMNITEE MAY INCUR BY REASON OF ANY INJURY OR DAMAGE SUSTAINED TO ANY PERSON OR PROPERTY ARISING OUT OF OR OCCURRING IN CONNECTION WITH THE ALLEGED OR ACTUAL ACTS, ERRORS, OR OMISSIONS OF TENANT, TENANT'S PERMITTEES, OR ANY FIRM OR ANY OTHER PERSON DIRECTLY EMPLOYED BY TENANT, OR ANY OF THEM, THROUGHOUT THE TERM OF THIS LEASE, OR ANY ACTIVITY ASSOCIATED THEREWITH OR RELATED THERETO. TENANT'S DUTY TO DEFEND AND INDEMNIFY INDEMNITEES SHALL EXIST EVEN IF THE ALLEGED INJURIES OR DAMAGES SUSTAINED BY THE CLAIMANT ARE THE RESULT IN PART OF INDEMNITEES' ACTIVE OR PASSIVE NEGLIGENCE, BUT THE DUTY TO DEFEND AND INDEMNIFY INDEMNITEES SHALL NOT EXTEND TO INJURIES OR DAMAGES THAT ARE THE RESULT OF INDEMNITEES' NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT'S DUTY TO DEFEND IS SEPARATE AND DISTINCT FROM THE DUTY TO INDEMNIFY AND SHALL IMMEDIATELY ARISE WHEN A CLAIM IS ASSERTED AGAINST INDEMNITEES IN CONNECTION WITH THE PERFORMANCE OF TENANT, OR THOSE FOR WHOM TENANT IS LIABLE, IN CONNECTION WITH THIS AGREEMENT, AND REGARDLESS OF WHETHER OTHERS MAY OWE INDEMNITEES A DUTY OF DEFENSE AND/OR INDEMNITY. THE INDEMNITY RIGHTS AND
OBLIGATIONS IDENTIFIED IN THIS LEASE SHALL BE, AND ARE, THE ONLY INDEMNITY RIGHTS AND OBLIGATIONS BETWEEN THE PARTIES, IN LAW OR EQUITY, ARISING OUT OF OR RELATED TO TENANT UNDER THIS LEASE OR ANY CLAIMS ASSERTED IN RELATION THERETO.

                                   ARTICLE 21.

                              LANDLORD'S INSURANCE

     21.1 Landlord shall maintain Special Form (Causes of Loss) including vandalism and malicious mischief, sprinkler leakage damage, and flood and boiler explosion endorsements throughout the Lease Term on the Building (including the Premises and the permanent Tenant Improvements but excluding Tenant's trade fixtures and personal property) in an amount equal to 100% of the insurable replacement value with no coinsurance penalty and may name the holder of any mortgage or deed of trust and any ground lessor as additional insured. At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. So long as Landlord's net worth is greater than $10,000,000 (as reflected on Landlord's financial statements prepared in accordance with generally accepted accounting principles consistently applied), Landlord may elect to self insure and otherwise retain the risk with respect to liability insurance required to be maintained by Landlord for liability not exceeding $250,000. Landlord may elect to self insure or otherwise retain the risk in connection with the casualty insurance required to be maintained by Landlord hereunder in an amount not to exceed 10% of the replacement value of the Building. Landlord shall not include as an Operating Expense an imputed premium or charge for self-insurance or risk retention or any deductible in connection with any amount with respect to which Landlord elects to self-insure or retain the risk. The cost of the insurance obtained under this
Section 21.1 shall be an Operating Cost under Article 5 of this Lease. If, however, during the Lease Term, premiums for Special Form (Causes of Loss) insurance are or may be calculated by rating the premises of individual tenants within the Building and it is determined that the rate for the Premises, due to Tenant's special fixtures, special leasehold improvements, business or otherwise, is in excess of the average rate attributable to all premises in the Building, Tenant agrees to pay Landlord no later than five (5) calendar days following demand the difference between the premium attributable to the Premises and that premium which would be attributable to the Premises were the Premises rated at the average rate. If the Building is rated as a whole and it is determined that the premium, due to Tenant's special fixtures, special leasehold improvements or business, is in excess of the premium which would have been charged, but for Tenant's fixtures, improvements, or business, Tenant agrees to pay Landlord such excess. Tenant shall have no rights in said policy procured by Landlord under this Section 21.1 and shall not be entitled to be named as insured thereunder.

     21.2 Landlord shall not be responsible or liable to Tenant for any claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building or any party in control of all or any part of the area outside the Building.

     21.3 Landlord agrees to maintain commercial general liability insurance with a general aggregate limit of not less than $3,000,000.00 for bodily injury, personal injury and property damage. Landlord's cost of insurance shall be included as a capital Operating Cost of ARTICLE 5.

     21.4 Subject to the following provisions, Tenant hereby waives any right of recovery from Landlord and Landlord's partners, agents, officers, directors, and employees, and Landlord hereby waives any right of recovery from Tenant and Tenant's Permittees, for any loss or damage (including consequential loss) resulting from any of the perils required to be insured against by either's property insurance coverage policy. The parties shall give their respective insurance carriers notice of this waiver and shall secure an endorsement from each carrier to the effect that the waivers given under this Section 21.4 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. A waiver given under this Section 21.4 shall apply only to losses occurring during the time that such an endorsement is in effect and to the extent it applies.

                                   ARTICLE 22.

                       DAMAGE AND DESTRUCTION OF PREMISES

     22.1 In the event of (a) fire or other casualty damage to the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (b) the Premises or Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or the Building, Landlord shall commence to make said repairs within sixty (60) days of written notice by Tenant of the necessity therefor and diligently proceed therewith to completion, except as provided in Section 22.2. The Minimum Monthly Rent shall be proportionately reduced while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. Landlord shall have no obligation to repair, restore, or replace Tenant's trade fixtures or other personal property and Tenant shall be solely responsible therefor. Further, so long as Landlord has maintained in force the insurance required to be maintained by it hereunder, Landlord shall not be obligated to make repairs to the extent that the cost thereof exceeds the insurance proceeds available to the Landlord (exclusive of any amounts with respect to which Landlord has elected to self-insure or otherwise retain the risk).

     22.2 Landlord's obligation to repair the Premises shall, however, be subject to the following provisions of this Section 22.2. If (a) during the last year of the Lease Term (subject to Tenant's exercise of its option to extend the Lease Term) the Premises or the Building is damaged as a result of fire or any other insured casualty, or (b) the Premises are damaged to the extent of 25% or more of replacement value, or (c) the Premises or the Building is damaged or destroyed as a result of a casualty not insured against, or (d) the Building shall be damaged or destroyed by fire or other cause to the extent of 20% or more of the Building's replacement value, then Landlord shall have the right, to be exercised by notice in writing to Tenant given within ninety (90) days from said occurrence, to cancel and terminate this Lease. Upon notice to Tenant, the Lease Term shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord within ten (10) days thereafter. If Landlord elects to terminate this Lease under this Section, all Rents shall be prorated as of the date of damage or destruction and Landlord thereupon shall be released from all further liability or obligation to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect and the Minimum Monthly Rent shall be proportionately reduced as provided in Section 22.1.

     22.3 With respect to any destruction (including any destruction necessary in order to make repairs) which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant waives any statutory or other right Tenant may have to cancel this Lease as a result of such destruction and no such destruction shall annul or void this Lease. The provisions of this Article shall supersede the obligations of Landlord to make repairs under
Section 17.1 of the Lease.

     22.4 Unless the Lease is terminated under this Article, upon substantial completion of Landlord's restoration obligations, the Minimum Monthly Rent shall be restored to the amounts which would have been in effect but for the damage or destruction.

     22.5 Notwithstanding the provisions of this Article 22, if the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligent act or omission or willful misconduct of Tenant or any of Tenants Permittees, then Minimum Monthly Rent shall not be reduced during the repair of the damage; and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that cost and expense is not covered by insurance proceeds.

                                   ARTICLE 23.

                                 EMINENT DOMAIN

     As used in this Article, "Taking" means a taking of or damage to the Premises or Building or any part thereof by exercise of the power of eminent domain, condemnation or sale under the threat of or in lieu of eminent domain or condemnation. If the whole of the Building or the whole of the Premises shall be acquired by the Taking, or if the whole of the Automobile Parking Area is acquired by a Taking, then this Lease shall terminate as of the date of taking of possession by the Taking authority. If more than 10% of the value of the Building is acquired by a Taking, whether or not any portion of the Premises is so taken, Landlord shall have the right to terminate this Lease as of the date of the taking of possession by the Taking authority by giving Tenant ninety (90) days' written notice of Landlord's intent to terminate this Lease. If more than 25% of the value of the Premises is acquired in a Taking, Landlord may terminate this Lease upon notice to Tenant within ninety (90) days prior to the effective date of such Taking. If less than 25% of the value of the Premises is acquired in a Taking and the award required is sufficient to restore the Premises, subject to Landlord's right to terminate this Lease in this Article 23, Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion acquired in the Taking, this Lease shall continue in full force and effect with respect to that part not acquired, and the Minimum Monthly Rent shall be reduced in the proportion that the Rentable Square Footage of the Premises after the taking bears to the Rentable Square Footage of the Premises before the Taking. The Taking of a part of the Automobile Parking Areas shall not affect this Lease so long as Landlord can provide the parking spaces described in Section 1.1(o), if any, and reasonable visitor parking within the previously existing and/or substitute
Automobile Parking Area. In the event of a Taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise, for diminution in value or loss of the leasehold, reversion or fee, and Landlord is entitled to receive the full amount of such award. Tenant expressly waives any right or claim to all or part of any condemnation award or compensation thereof. Tenant shall have no claim against Landlord or the Taking authority for the value of the unexpired Lease Term if the Lease is terminated under this Article. Although all damages in the event of any condemnation belong to the Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of Tenant's moving or relocation expenses. If this Lease is totally or partially terminated under this Article, all rents shall be prorated as of the date of Taking including refunds for amounts paid in advance by Tenant.

                                   ARTICLE 24.

                            ASSIGNMENT AND SUBLETTING

     24.1 Tenant agrees not to transfer or assign this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, including spaces in the Automobile Parking Area, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant's request for Landlord's consent shall include for the assignee or subtenant (as applicable) copies of audited (if available) financial statements, credit reports, information about principals and an operating history. Landlord's consent shall be deemed to be reasonably withheld if any of the foregoing materials are not supplied, or if Tenant fails to supply additional information reasonably and customarily requested by Landlord. In the event Tenant desires to transfer or assign this Lease or any interest therein or to sublet the Premises or any portion thereof, Tenant shall, by notice in writing, advise Landlord of Tenant's intention, from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to transfer or assign this Lease or to sublet any portion of the Premises for the balance or any portion of the Lease Term. Tenant's notice shall include all the terms of the proposed transfer, assignment or sublease and shall state the consideration therefor. In such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Landlord's notice. If this Lease is canceled with respect to less than the entire Premises, the Minimum Monthly Rent shall be equitably adjusted by Landlord with due consideration of the size, location, type, and quality of the portion of the Premises so remaining after the "recapture," and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture such space, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice. Any assignment or subletting hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable thereunder. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another person. Any attempted transfer, assignment, or subletting without the prior written consent of Landlord shall be void. Tenant shall pay Landlord a processing fee of $200.00.

     24.2 For the purposes of this Article 24, an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof  of  such  partner's  interest  in  Tenant,  or the  dissolution  of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person to the other or others; (c) if Tenant (or a constituent partner or member of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of 20% or more of its capital stock from the ownership existing on the Commencement Date; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member's interest in Tenant, or the dissolution of the limited liability company; or (f) the sale of 20% or more in value of the assets of Tenant. Notwithstanding the foregoing, if Tenant is a corporation (i) whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market

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
and quoted on NASDAQ, or (ii) determines to hereafter sell its stock on a national stock exchange or over-the-counter market, then the transfer of stock
(a) to a corporation that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (b) in the event of the merger or consolidation of Tenant with another corporation, regardless of quantity, shall not constitute an assignment for the purposes of this Lease, (collectively, the "PERMITTED TRANSFERS").

     24.3 In the event Tenant assigns its interest in this Lease or sublets the Premises, the Minimum Monthly Rent shall be increased effective as of the date of such assignment or subletting to one-half (1/2) of the additional rent and total other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease that such assignee or sublessee is paying rent in excess of the Minimum Monthly Rent as adjusted. Notwithstanding the foregoing, in no event shall the Minimum Monthly Rent after any such assignment or subletting be less than the Minimum Monthly Rent.

     24.4 If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder,
(b) Tenant acknowledges that it remains primarily liable for the payment of Minimum Monthly Rent, Additional Rent and other obligations under this Lease,
(c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Premises solely for the purposes specified in herein and otherwise in strict accordance with this Lease.

     24.5 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases.

                                   ARTICLE 25.

                          SALE OF PREMISES BY LANDLORD

     In the event of any sale of the Building or the Land or any assignment of this Lease by Landlord (or a successor in title), if the assignee or purchaser assumes the obligations of Landlord herein in writing, Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment; and the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment.

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
                                   ARTICLE 26.

                    SUBORDINATION; RECOGNITION AND ATTORNMENT

     Tenant's interest under this Lease is subordinate to all terms of, and all liens and interests arising under, any ground lease, deed of trust, or mortgage now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Land. Tenant further consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, or a ground lease is terminated because of the default of the lessee under such ground lease, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee, purchaser or ground lessor, and if so requested, enter into a new lease for the remainder of the Lease Term. This Article is self-operative; however, Tenant agrees to execute and deliver, if Landlord or any mortgagee, purchaser, or ground lessor should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage, deed of trust, or ground lease to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein. As long as Tenant is not in default of any term or condition of this Lease, any transferee, lender, ground lessor or purchase shall recognize this Lease and the rights of Tenant hereunder.

                                   ARTICLE 27.

                      LANDLORD'S DEFAULT AND RIGHT TO CURE

     In the event of breach, default, or noncompliance hereunder by Landlord, Tenant agrees, before exercising any right or remedy available to it, to give Landlord written notice of the claimed breach, default, or noncompliance which sets forth facts in sufficient detail for Landlord to assess and evaluate such claim. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished financing that is secured by realty mortgage or deed of trust on the Premises or the Building or of a ground lessor, concurrently with giving the notice to Landlord, Tenant agrees to also give notice to such lender and/or ground lessor in the manner provided in Section 33 below. Subject to earlier time periods to cure set forth in other sections of this Lease (including such time period as is reasonable in the event of a bona fide emergency), for the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender and/or ground lessor shall have an additional ten (10) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be reasonably necessary if within such ten (10) day period said lender and/or ground lessor has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclosure or otherwise exercise its rights under its mortgage or other security instrument or ground lease, if necessary, to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender and/or ground lessor. If Tenant fails to give notice to Landlord and any lender and/or ground lessor of a

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
default within six (6) months after Tenant first has knowledge of the occurrence of the events pursuant to which the default arises or would occur with notice as provided above, thereafter Tenant shall have no right to deem the same a default hereunder.

                                   ARTICLE 28.

                              ESTOPPEL CERTIFICATES

     Tenant agrees at any time and from time to time upon request by Landlord, to execute, acknowledge, and deliver to Landlord within ten (10) calendar days of demand by Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent, Additional Rent and other charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the Commencement and Expiration Dates, (e) the Minimum Monthly Rent provided under the Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof),
(g) that Tenant claims no offsets against the Rent, and (h) such other information as may be requested with respect to the provisions of this Lease or the tenancy created by this Lease. Tenant acknowledges that any such statement delivered pursuant to this Article may be relied upon by third parties with regard to the sale or financing of the Premises or the Building.

                                   ARTICLE 29.

                    TENANT'S DEFAULT AND LANDLORD'S REMEDIES

     29.1 The following  shall  constitute a default by Tenant under this Lease:
(a) if Tenant fails to pay any installment of the Minimum Monthly Rent within ten (10) days after written notice that the same is past due or, if Landlord has previously provided notice two (2) times in such sixty (60) month period during the Term (or any additional sixty (60) month period during a Renewal Term, if any), when such amounts are due; or (b) if Tenant fails to pay any installment of Additional Rent herein provided or any other sum required by this Lease to be paid to Landlord, or any part thereof, within ten (10) days of written notice that the same is past due or, if Landlord has previously provided such notice two (2) times in such sixty (60) month period, when such amounts are due; or (c) if Tenant fails to perform any other covenants or obligations to be performed by Tenant under this Lease and such failure shall continue for ten (10) days after notice thereof from Landlord to Tenant, or if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant if such default cannot reasonably be cured within ten (10) days; or (d) if a petition or proceeding under the Federal Bankruptcy Act or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced by or against Tenant or any guarantor of this Lease, and if against Tenant, said proceedings shall not be dismissed within twenty (20) days following commencement thereof; or (e) if Tenant or any guarantor of this Lease is adjudged insolvent, makes an assignment for the benefit of its creditors or enters into an arrangement with its creditors; or (f) if a writ of

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
attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within twenty (20) days thereafter; or (g) if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant or the property of any guarantor of this Lease and such receiver is not discharged within a period of twenty (20) days after his appointment.

     29.2 Upon a default of Tenant as defined in Section 29.1, Landlord or Landlord's agents and employees shall have the right and option to:

          (a) Prosecute and maintain an action or actions, as often as Landlord deems advisable, for collection of Minimum Monthly Rent, Additional Rent, other charges, and damages as the same accrue, without entering into possession and without terminating this Lease. No judgment obtained shall constitute a merger or otherwise bar prosecution of subsequent actions for Minimum Monthly Rent, Additional Rent, other charges, and damages as they accrue.

          (b) Immediately or at any time thereafter reenter and take possession of the Premises and remove Tenant or Tenant's Permittees and any or all of their property from the Premises. Reentry and removal may be effected by summary proceedings or any other action or proceedings at law, by force or otherwise. Landlord shall not be liable in any way in connection with any action taken under this paragraph. No action taken, commenced, or prosecuted by Landlord, no execution on any judgment and no act or forbearance on the part of Landlord in taking or accepting possession of the Premises shall be construed as an election to terminate this Lease unless Landlord expressly exercises this option under
Section 29.2(c). Upon taking possession of the Premises Landlord may from time to time, without termination of this Lease, relet the Premises or any part thereof as agent for Tenant for such rental terms and conditions (which may be for a term extending beyond the Lease Term) as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to said Premises required for reletting. The rents received by Landlord from such reletting shall be applied first to the payment of any costs of reletting and second to the payment of Rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future Rent and other charges as the same may become due and payable hereunder. If the rents received from such reletting during any month are insufficient to reimburse Landlord for any costs of reletting or Rent and other charges due and payable hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

          (c) Elect to terminate this Lease by written notice to Tenant. In the event of such termination, Tenant shall immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, Landlord may take possession in accordance with Section 29.2(b). Should Landlord terminate this Lease, Tenant shall have no further interest in this Lease or in the Premises, and the Landlord may recover from Tenant all damages it may incur by reason of Tenant's default, including (1) the cost of reletting the Premises, and (2) the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amounts shall be immediately due and payable at Landlord's election from Tenant to Landlord.

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
          (d) Obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may take possession of any personal property belonging to Tenant and used in the conduct of the business of Tenant being carried on in the Premises. Tenant agrees that the entry upon the Premises or possession of said personal property by said receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof, and Tenant agrees to indemnify, defend and hold Landlord harmless for, from and against any claim of any character by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises or said personal property.

     29.3 No act or conduct of the Landlord, whether consisting of reentry, taking possession, or reletting the Premises or obtaining appointment of a receiver or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term shall be deemed to be or constitute an acceptance of the surrender of the Premises by the Landlord or an election to terminate this Lease unless Landlord exercises its election under Section 29.2(c) of this Lease. Such acceptance or election by Landlord shall only be effected, and must be evidenced, by written acknowledgement of acceptance of surrender or notice of election to terminate signed by Landlord.

     29.4 Tenant agrees that in the event it is due to render performance in accordance with any term, condition, covenant, or provision of this Lease and it fails to render such performance within ten (10) days after written notification from Landlord that such performance is past due, in accordance with the notice provision hereof or immediately if required for protection of the Premises, in addition to all of Landlord's other rights and remedies, Landlord shall have the right, but not the obligation, to render such performance and to charge all costs and expenses incurred in connection therewith to Tenant. All amounts so charged together with interest thereon at the Delinquency Interest Rate shall be considered Additional Rent and shall be due and payable immediately to Landlord within ten (10) days after presentment of a statement to Tenant indicating the amount and nature of such cost or expense.

     29.5 No remedy herein conferred upon Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Landlord may exercise its remedies in any order or combination selected by Landlord in its sole discretion. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

                                   ARTICLE 30.

                                TENANT'S RECOURSE

     Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Land and the Building, subject to prior rights of any mortgagee of the Land and Building or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any partner thereof nor any of their respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

                                   ARTICLE 31.

                                  HOLDING OVER

     If Tenant holds over after the Expiration Date or any extension thereof, Tenant shall be a tenant at sufferance; the Minimum Monthly Rent shall be one and one-half (1 1/2) times the sum of (i) the Minimum Monthly Rent payable immediately prior to the Expiration Date, plus (ii) any amounts due under
Article 5; and except as expressly modified by this Article 31, the terms, covenants and conditions of this Lease shall apply to such holdover tenancy. Tenant shall further indemnify, defend and hold Landlord harmless for, from and against any and all liability, obligations, claims, losses, expenses, or attorneys' fees incurred by Landlord as a result of any unauthorized holdover by Tenant or any other failure of Tenant to deliver the Premises when and as required by this Lease, including consequential damages and lost opportunities.

                                   ARTICLE 32.

                               GENERAL PROVISIONS

     32.1 This Lease is construed in accordance with the laws of the State of Arizona, and venue for resolution of any dispute arising under this Lease lies exclusively in Maricopa County, Arizona.

     32.2 If Tenant is composed of more than one person or entity, then the obligations of such entities or parties are joint and several.

     32.3 If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

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
     32.4 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

     32.5 Time is of the essence of this Lease.

     32.6 In the event either party initiates legal proceedings (including arbitration or alternative dispute resolution) or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party shall be entitled to recover all costs and reasonable attorney fees, and in the event of legal proceedings the same shall be determined by the court and not by a jury and shall be included in any judgment or award obtained. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liability by reason thereof, including Landlord's reasonable costs and attorney fees.

     32.7 This Lease, and any Exhibit or Addendum attached hereto, set forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties. If a term, condition, covenant, or provision of the Addendum and this Lease are in conflict, the terms, conditions, covenants, and provisions of the Addendum govern.

     32.8 Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

     32.9 No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

     32.10 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

     32.11 If Landlord shall so request in connection with a proposed sale of, or a financing to be secured by a lien on, all or any part of the Building, Tenant shall, within thirty (30) days after receipt of such request, deliver to

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Landlord its most current  financial  statements  including a balance  sheet,  a statement of income and expenses, and a statement of cash flow, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Year-end statements shall be reviewed by a certified public accountant and interim statements shall be certified by Tenant, if Tenant is an individual, by the chief financial officer of Tenant, if Tenant is a corporation, by the manager or a member of Tenant if Tenant is a limited liability company or by a general partner of Tenant, if Tenant is a partnership. Tenant shall supply Landlord with audited financial statements only if Tenant prepares audited financial statements in the ordinary course of its business.

     32.12 Landlord's submission of a copy of this Lease form (or any other term sheet or proposal) to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

     32.13 Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

     32.14 If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

     32.15 If requested by Landlord, Landlord and Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

     32.16 All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Minimum Monthly Rent, Additional Rent and all obligations concerning the condition of the Premises.

     32.17 No copy of this Lease, nor any memorandum thereof, shall be recorded by Tenant; and any breach by Tenant of this paragraph shall constitute an immediate default by Tenant entitling Landlord to involve any and all of Landlord's remedies available for default.

                                   ARTICLE 33.

                                     NOTICES

     Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally,
(2) deposited with the United States Postal Service, as certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written

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notice to the other.  Service of any notice or demand shall be deemed  completed no later than forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

                                   ARTICLE 34.

                              BROKER'S COMMISSIONS

     Tenant represents and warrants to Landlord that no party other than the Broker(s), identified in Section 1.1(r), is due any brokerage commissions or finder's fees in connection with this Lease, and that Tenant has dealt with no broker other than the Broker(s) identified in Section 1.1(r). Tenant shall indemnify, defend and hold Landlord harmless for, from and against all liabilities arising from any such claims, including any attorneys' fees incurred by Landlord in connection therewith. Landlord represents and warrants to Tenant that no party other than the Broker(s), identified in Section 1.1(r), is due any brokerage commissions or finder's fees in connection with this Lease, and that Landlord has dealt with no broker other than the Broker(s) identified in Section 1.1(r). Landlord shall indemnify, defend and hold Tenant harmless for, from and against all liabilities arising from any such claims, including any attorneys' fees incurred by Tenant in connection therewith.

     IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.


LANDLORD                                TENANT


LOWE ENTERPRISES INVESTMENT             FBR CAPITAL CORPORATION,
MANAGEMENT, INC. as authorized agent    d/b/a Vitrix,
for LAFP PHOENIX, INC., a California    a Nevada corporation
corporation

By: /s/ Tom Rollins                     By: /s/ Philip R. Shumway
    --------------------------------        --------------------------------
Name: Tom Rollins                       Name: Philip R. Shumway
Its: Vice President                     Its: President

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
                       ADDENDUM TO OFFICE LEASE AGREEMENT

35. AGREEMENT

     This Addendum is attached to and incorporated by reference in that certain Office Lease Agreement, dated September 3, 1999, by LAFP PHOENIX, INC., a California corporation (the "Landlord"), and FBR CAPITAL CORPORATION, d/b/a Vitrix, a Nevada corporation (the "Tenant"). The Office Lease Agreement, the exhibits and riders thereto, and this Addendum shall constitute one agreement (the "Lease"). In the event of any conflict or inconsistency between the terms, conditions, covenants, and provisions of this Addendum and the terms, conditions, covenants, and provisions of the Lease or its exhibits, then the terms, conditions, covenants, and provisions of this Addendum control.

36. ACCEPTANCE

     In conjunction with Section 32.12 of this Lease, the offer to lease the Premises and the obligations, rights, terms, conditions, covenants, and provisions set forth herein shall automatically terminate at 5:00 p.m. (Phoenix, Arizona time) on September 1, 1999 (the "Offer Termination Time"), unless accepted by Tenant prior to the Offer Termination Time by ensuring that Landlord has in Landlord's possession, at Landlord's address referenced in Section 1.1(b) above, four (4) originals of this Lease which have been fully executed by Tenant.

37. RIGHT OF CANCELLATION

     Provided Tenant is not in default of any of its obligations under this Lease, Tenant shall have the right to cancel this Lease effective upon the last day of the 36th month following the Commencement Date (the "Cancellation Date"). To exercise this right, Tenant must deliver written notice thereof to Landlord no later than 270 days prior to the Cancellation Date and pay to Landlord the Termination Fee no later than 30 days prior to the Cancellation Date. The Termination Fee shall be equal to the sum of (i) Landlord's unamortized leasing costs (including but not limited to, leasing commissions and Tenant Improvements) calculated at 12% per annum and (ii) Minimum Monthly Rent payable for six months for all of the Premises computed based on a rental rate of $25.75 per rentable square foot.

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